                                                    Exhibit 99.1 - Press Release
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                                  PRESS RELEASE
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                                 ASTRO-MED, INC.
                            600 East Greenwich Avenue
                        West Warwick, Rhode Island 02893

                    Astro-Med Reports First Quarter Results;
                     Directors Declare Regular Cash Dividend

For Immediate Release

Contact:        Albert W. Ondis
                Joseph P. O'Connell                                May 24, 2004
                Astro-Med, Inc.
                (401) 828-4000

West Warwick,  RI, May 24, 2004 --  Astro-Med,  Inc.  (NASDAQ:ALOT)  reports net income  of  $1,598,000,  equal  to 27*  cents  per  diluted  share,  on sales of
$14,242,000,  for the First Quarter ended May 1, 2004. During the First Quarter, the Company realized a one-time non-cash tax benefit of $939,000.  Excluding the tax benefit,  on a pro forma basis, net income was $659,000,  equal to 11* cents per diluted share. (See reconciliation of non-GAAP financial information for pro forma net income and pro forma net income per diluted share.)

During the  corresponding  period of the previous year, the Company reported net income  of  $506,000,  equal  to 11*  cents  per  diluted  share,  on  sales  of
$13,214,000.

Commenting on the results,  Albert W. Ondis,  Chief Executive  Officer,  stated:
"Sales  from all three of the  Company's  product  groups are  pointing  upward.
QuickLabel(R)Systems  grew 15% from the corresponding period of last year, while
Test    &    Measurement    grew   52%.    During   the   First    Quarter,
Grass-Telefactor(R)resumed the growth pattern that began early in FY 2004.

"Operating  income of  $936,000  in the First  Quarter  was  nearly  double  the
$487,000  earned in the  corresponding  period of last year. New orders continue strong and with several new products about to be  introduced,  we are optimistic about the balance of the year.

"Our  balance  sheet  remains  strong  with cash and  marketable  securities  of
$12,000,000, a current ratio of 5:1 and no debt."

On May 24,  2004,  Directors of Astro-Med  declared the regular  quarterly  cash dividend  of four  cents per share  payable on July 1, 2004 to  shareholders  of record on June 18, 2004.

The First Quarter  conference call will be held on Monday,  May 24, 2004 at 5:00
PM EDT. It will be broadcast in real time on the Internet through our website at
www.astro-med.com.  We invite you to log on and listen in on May 24th, or access the broadcast any time for up to 5 days following the event.

Astro-Med,  Inc.  is a  leading  manufacturer  of high tech  specialty  printing
systems,   electronic   medical   instrumentation,   and  test  and  measurement
instruments employed around the world in a wide range of industrial, scientific, and medical applications.

                                 ASTRO-MED, INC.

                                  First Quarter

                                                     May 1, 2004            May 3, 2003
                                                     -----------            -----------

    Net Sales                                           $14,242,000          $13,214,000
    Net Income                                          $ 1,598,000           $ 506,000
    Basic Net Income Per Share                             $0.30                $0.11
    Diluted Net Income Per Share                           $0.27                $0.11
    Dividends Per Share                                    $0.04                $0.04
    Weighted Average Common Shares
       Outstanding - Basic                               5,245,385*           4,678,072*
    Weighted Average Common Shares
       Outstanding - Diluted                             5,850,848*           4,681,537*

     * Net income per diluted share for all periods has been restated to reflect the  impact of the 10% stock  dividend  declared  on April 19,  2004 by the
     Board of Directors for shareholders of record on May 4, 2004. The impact of the restated net income per share on the prior year is a follows:

                                                   Net Income Per                     Net Income Per
                                                   Share - Diluted                   Share - Diluted
                                                     As Reported                       As Restated
                                                     -----------                       -----------
    May 3, 2003 - Quarter                               $0.12                             $0.11
    August 2, 2003 - Quarter                            $0.18                             $0.16
    November 3, 2003 - Quarter                          $0.17                             $0.16
    January 31, 2004 - Quarter                          $0.18                             $0.17
                                                        -----                             -----
    Fiscal Year January 31, 2004                        $0.66                             $0.60
                                                        =====                             =====

Reconciliation of Non-GAAP Financial Information
------------------------------------------------

     In an effort to  provide  investors  information  regarding  the  Company's results,  the Company  disclosed  certain Non-GAAP  information which management believes provides useful information to the investor.

     A reconciliation of net income and net income per diluted share as reported under GAAP to the pro forma net  income  and pro forma net  income  per  diluted share excluding the one-time non-cash tax valuation allowance benefit adjustment for the three-months ending May 1, 2004 is as follows:

                                       GAAP Basis            Adjusted         Pro Forma Basis
                                       ----------            --------         ---------------
    Income Before Taxes                $1,031,000               $               $1,031,000
                                                                -
    Income Tax Benefit (Expense)           567,000            939,000             (372,000)
                                     ----  -------       --   -------      ---    ---------
    Net Income                         $1,598,000            $939,000            $ 659,000
                                        =========            ========            =========

    Net Income Per Share - Diluted        $0.27               $0.16                $0.11
                                          =====               =====                =====

                              Safe Harbor Statement

     This news release contains forward-looking  statements,  and actual results may vary from those expressed or implied herein. Factors that could affect these results  include  those  mentioned in  Astro-Med's  FY2004 annual report and its annual and quarterly filings with the Securities and Exchange Commission.